SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                APRIL 21, 1998
                      (Date of earliest event reported)

                                U S LIQUIDS INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                      1-13259                   76-0519797
(State or other jurisdiction       (Commission               (IRS Employer
    of incorporation)              File Number)            Identification No.)

411 NORTH SAM HOUSTON PARKWAY EAST, SUITE 400, HOUSTON, TEXAS        77060
       (Address of principal executive offices)                    (Zip Code)

                                 (281) 272-4500
               Registrant's telephone number, including area code

Item 2.  Acquisition or Disposition of Assets.

      (a) On April 21, 1998, U S Liquids Inc. (the "Company") acquired substantially all of the assets of Parallel Products, a California limited partnership ("Parallel"), in exchange for approximately $3.4 million in cash and 214,932 shares of common stock, par value $.01, of the Company. In addition, the Company assumed approximately $3.5 million of Parallel's outstanding debt. Additional consideration is payable by the Company if the earnings before interest, taxes, depreciation and amortization of the business acquired exceed certain negotiated levels. These transactions were consummated pursuant to an Agreement for Purchase and Sale of Assets, dated April 21, 1998, among USL Parallel Products of California, Parallel Products of Kentucky, Inc., and Parallel Products of Florida, Inc., each a wholly-owned subsidiary of the Company, Parallel, DWA of Belvedere Company, the Estate of David W. Allen, the David W. Allen Trust No. 1, Peter Allen, Neal Koehler and Richard Eastman. The following discussion is only a summary and is qualified in its entirety by reference to the Exhibits to this Current Report or Form 8-K, filed herewith or to be subsequently filed as indicated.

      Parallel was engaged in the business of processing and disposing of bulk liquids and unsaleable beverages. Parallel was also engaged in the marketing of ethanol produced from liquid wastes processed by Parallel and the brokering of ethanol purchased from third parties. The Company
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currently intends to use the assets purchased from Parallel for the same purposes as Parallel did prior to this transaction.

      The Company funded the cash portion of the purchase price with borrowings under the Company's revolving credit facility with Bank of America National Trust and Savings Association, BankBoston, N.A. and Wells Fargo Bank, N.A. The purchase price was determined based upon an evaluation of the assets acquired by the Company and the results of negotiations between the Company and Parallel.

      (b) On April 21, 1998, the Company acquired all of the outstanding capital stock of Waste Stream Environmental, Inc. and Earth Blends, Inc., each a New York corporation (collectively referred to herein as "Waste Stream"), in exchange for approximately $3.9 million in cash and 264,318 shares of common stock, par value $.01, of the Company. In addition, the Company assumed approximately $1.4 million of Waste Stream's outstanding debt. Additional consideration is payable by the Company if the earnings before interest, taxes, depreciation and amortization of certain Waste Stream projects exceed certain negotiated levels, if another pending project is approved by the Company's Board of Directors, or if other specified events occur. These transactions were consummated pursuant to a Stock Purchase Agreement, dated April 21, 1998, among the Company, U S Liquids Northeast, Inc., Waste Stream Environmental, Inc., C. Wesley Gregory III, C. Wesley Gregory, Jr. and Donald E. Gordon and a Stock Purchase Agreement, dated April 21, 1998, among the Company, U S Liquids Northeast, Inc., Earth Blends, Inc., C. Wesley Gregory III, C. Wesley Gregory, Jr. and Donald E. Gordon. The following discussion is only a summary and is qualified in its entirety by reference to the Exhibits to this Current Report on Form 8-K filed herewith or to be subsequently filed as indicated.

      Waste Stream accepts liquid and dry cake biosolids, or sludge, from municipal wastewater treatment facilities and private businesses and processes these biosolids into a product that is sold for use as a fertilizer and landfill cover. The Company currently intends to operate Waste Stream in substantially the same manner as it was operated prior to this transaction.

      The Company funded the cash portion of the purchase price paid for Waste Stream with borrowings under the Company's revolving credit facility with Bank of America National Trust and Savings Association, BankBoston, N.A. and Wells Fargo Bank, N.A. The purchase price was determined based upon an evaluation of the business of Waste Stream and the results of negotiations between the parties.

      (c) On April 21, 1998, the Company acquired Amigo Diversified Services, Inc., a Texas corporation ("Amigo"), in exchange for approximately $630,000 in cash and 249,400 shares of Common Stock, par value $.01, of the Company. These transactions were consummated pursuant to an Agreement and Plan of Reorganization, dated April 21, 1998, among the Company, Amigo Acquisition, Inc., Amigo, Raoul Garza and Alex Salas. The following discussion is only a summary and is qualified in its entirety by reference to the Exhibits to this Current Report on Form 8-K filed herewith or to be subsequently filed as indicated.

      Amigo is engaged in the business of processing contaminated and/or off-specification petroleum fuels and used oil and selling by-products recovered from these waste streams. In addition,

Amigo provides environmental emergency response services, asbestos and lead abatement services and ground water and soil remediation services. The Company currently intends to operate Amigo in substantially the same manner as it was operated prior to this transaction.

      The Company funded the cash portion of the purchase price paid for Amigo with borrowings under the Company's revolving credit facility with Bank of America National Trust and Savings Association, BankBoston, N.A. and Wells Fargo Bank, N.A. The purchase price was determined based upon an evaluation of the business of Amigo and the results of negotiations between the parties.

Item 7.  Exhibits.

      (a) To be filed by amendment. Pursuant to Item 7(a)(4) of Form 8-K, the Company hereby undertakes to file the financial statements required in response to this Item in an amendment to this Current Report on Form 8-K no later than 60 days after May 6, 1998.

      (b) To be filed by amendment. Pursuant to Item 7(b)(2) of Form 8-K, the Company hereby undertakes to file the financial statements required in response to this Item in an amendment to this Current Report on Form 8-K no later than 60 days after May 6, 1998.

      (c) EXHIBITS.

            2.1 Agreement for Purchase and Sale of Assets, dated April 21, 1998, among USL Parallel Products of California, Parallel Products of Kentucky, Inc., Parallel Products of Florida, Inc., Parallel Products, DWA of Belvedere Company, the Estate of David W. Allen, the David W. Allen Trust No. 1, Peter Allen, Neal Koehler and Richard Eastman, and First Addendum thereto.

            2.2 Stock Purchase Agreement, dated April 21, 1998, among U S Liquids Inc., U S Liquids Northeast, Inc., Waste Stream Environmental, Inc., C. Wesley Gregory III, C. Wesley Gregory, Jr. and Donald E. Gordon.

            2.3 Stock Purchase Agreement, dated April 21, 1998, among U S Liquids Inc., U S Liquids Northeast, Inc., Earth Blends, Inc.,
                  C. Wesley Gregory III, C. Wesley Gregory, Jr. and Donald E. Gordon.

            2.4 Agreement and Plan of Reorganization, dated April 21, 1998, among U S Liquids Inc., Amigo Acquisition, Inc., Amigo Diversified Services, Inc., Raoul Garza and Alex Salas.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      U S LIQUIDS INC.

Date: May 5, 1998                     By: /s/ MICHAEL P. LAWLOR
                                              Michael P. Lawlor,
                                              Chief Executive Officer